Exhibit 99.1

Fellow Ramtron Employees:

As you may have seen this morning Cypress Semiconductors has made a proposal to acquire Ramtron. Until we issue a formal disclosure, the company cannot publicly comment on the matter.

I recognize that you may have questions, but for all of us, it really needs to be business as usual. It is important that we remain focused on executing our business goals and continuing to provide customers with the innovative, high-quality products and solutions they have come to expect from Ramtron. We remain confident that executing on our current business strategy will deliver superior value to our stockholders.

This matter may lead to inquiries from external parties, including the media, and it is important for the Company to speak with one voice on this matter. Consistent with our existing policy, please forward all investor and media calls to Lee Brown at (719) 481-7213 or via email: lee.brown@ramtron.com.

We will do our best to keep you informed as this process unfolds. On behalf of the Board and management team, I thank you for your continued dedication and commitment to the company.

Sincerely,

Eric